EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in registration statement (No. 333-289636) on Form S-3 and registration statement (No. 333-100214) on Form S-8 of our report dated February 13, 2026, with respect to the consolidated financial statements of Prologis, L.P.

/s/ KPMG LLP

Denver, Colorado

February 13, 2026